Exhibit 10.2
VORNADO REALTY TRUST 2023 OMNIBUS SHARE PLAN
FORM OF PERFORMANCE CONDITIONED AO LTIP UNIT AWARD AGREEMENT
PERFORMANCE CONDITIONED AO LTIP UNIT AWARD AGREEMENT made as of the date set forth on Schedule A hereto between Vornado Realty Trust, a Maryland real estate investment trust (the “Company”), its subsidiary Vornado Realty L.P., a Delaware limited partnership and the entity through which the Company conducts substantially all of its operations (the “Partnership”), and the employee of the Company or one of its affiliates listed on Schedule A (the “Employee”).
RECITALS
A.  In accordance with the Vornado Realty Trust 2023 Omnibus Share Plan, as it may be amended from time to time (the “Share Plan”), the Company desires in connection with the employment of the Employee, to provide the Employee with an opportunity to acquire Class A Units (as defined in the agreement of limited partnership of the Partnership, as amended (the “Partnership Agreement”)) (“Class A Units”) upon conversion of AO LTIP Units (as defined in the Partnership Agreement) having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein, in the Share Plan and in the Partnership Agreement, and thereby provide additional incentive for the Employee to promote the progress and success of the business of the Company, the Partnership and its subsidiaries (the “Award”). The Award was approved by the Compensation Committee (the “Committee”) of the Board of Trustees of the Company (the “Board”) pursuant to authority delegated to it by the Board, including authority to make grants of equity interests in the Partnership which may, under certain circumstances, be redeemed through the delivery of common shares of beneficial interest, par value $0.04 per share, of the Company (the “Common Shares”) reserved for issuance under the Share Plan.
B.  Schedule A hereto sets forth certain significant details of the AO LTIP Unit grant herein, including regarding the right to convert AO LTIP Units into Class A Units, and is incorporated herein by reference.  Capitalized terms used herein and not otherwise defined have the meanings provided on Schedule A or, if such terms are not defined on Schedule A, the meanings provided in the Share Plan.
NOW, THEREFORE, the Company, the Partnership and the Employee hereby agree as follows:
AGREEMENT
1.  GRANT OF AO LTIP UNITS; CERTAIN DEFINED TERMS:
(a)     On the terms and conditions set forth below, as well as the terms and conditions of the Share Plan and subject to adjustment as provided in Section 7 hereof, the Company hereby grants to the Employee an aggregate of such number of AO LTIP Units as is set forth on Schedule A having an AO LTIP Unit Participation Threshold as is set forth on Schedule A (the “Award AO LTIP Units”).
(b)    The terms “Cause,” “Change in Control,” “Disability,” “Good Reason” and “Retirement” shall have the meanings set forth in this Agreement and shall govern the treatment of the Employee’s Award AO LTIP Units exclusively for purposes of this Agreement and the Share Plan, unless the Employee is or becomes a party to any employment, consulting or similar service agreement (including without limitation a separation, severance or similar agreement if any) between the Employee on the one hand and the Company or one of its affiliates on the other hand entered into after the date of this Award (a “Service Agreement”) that contains provisions that expressly refer to this Section 1(b) and provides that those provisions of the Service Agreement shall instead govern the treatment of the Employee’s Award AO LTIP Units. The foregoing sentence will be deemed an amendment to any existing employment, consulting or similar service agreement (including without limitation a separation, severance or similar agreement if any) between the Employee on the one hand and the Company or one of its affiliates on the other hand to the extent required to apply its terms consistently with this Agreement and the terms of this Agreement shall supersede any contrary terms in any such existing agreement.

2.  TERMS AND CONDITIONS OF AWARD:
(a)    The term of the Award shall be the time period from the Grant Date set forth on Schedule A until the Final Conversion Date set forth on Schedule A, subject to earlier termination or cancellation as provided in this Agreement.
(b)    Except as otherwise permitted under Sections 4 and 6 hereof, the Award AO LTIP Units shall not be convertible into Class A Units unless they are Vested AO LTIP Units (as defined in the Partnership Agreement).
(c)    Conversion of Award AO LTIP Units into Class A Units is subject to satisfaction of a performance condition that the Common Share Price equal or exceed the AO LTIP Unit Participation Threshold (as defined in Schedule A) by the amounts set forth on Schedule A constituting Threshold, Target and Maximum performance as of any date during the period commencing on the Grant Date (as set forth in Schedule A) and ending on the Final Conversion Date (as set forth in Schedule A), with the percentage of the Award AO LTIP Units that may be converted to be equal to the corresponding percentage set forth on Schedule A, subject to linear interpolation for performance between such performance levels and further subject to reductions of the AO LTIP Unit Participation Threshold and the amounts constituting Threshold, Target and Maximum performance pursuant to Section 7 hereof in connection with any special or extraordinary dividend (the “Performance Condition”). Unless and until the Performance Condition has been satisfied with respect to an Award AO LTIP Unit, the Employee (or his or her successors, heirs, assigns, or personal representatives, as applicable) will not have the right to convert any portion of the Award AO LTIP Units for which the Performance Condition has been satisfied into Class A Units. If the Performance Condition has not been satisfied with respect to any Award AO LTIP Unit, on the Final Conversion Date, such Award AO LTIP Unit, whether vested or unvested, shall, without payment of any consideration by the Partnership, automatically and without notice be forfeited and be and become null and void, and neither the Employee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such vested or unvested Award AO LTIP Unit.

For purposes of this Section 2(c), the following terms shall have the following meanings:
“Common Share Price” means, as of a particular date, the highest average of the Fair Market Value of one Common Share for twenty (20) consecutive trading days during the period commencing on the Grant Date (as set forth in Schedule A) and ending on the earlier of (i) the date on which an Award AO LTIP Unit is converted pursuant to the terms of the Partnership Agreement or (ii) the Final Conversion Date (as set forth in Schedule A); provided that if such date is the date upon which a Transactional Change in Control occurs, the Common Share Price as of such date shall be equal to the fair market value in cash, as determined in good faith by the Committee, of the total consideration paid or payable in the transaction resulting in the Transactional Change in Control for one Common Share.
“Fair Market Value” means, as of any given date, the fair market value of a security determined by the Committee in good faith and using any reasonable method in a manner that satisfies Section 409A of the Code and in good-faith as required by Section 422(c)(1) of the Code; provided that with respect to a Common Share “Fair Market Value” means the value of such Common Share determined as follows: (A) if on the determination date the Common Shares are listed on the New York Stock Exchange, The NASDAQ Stock Market, Inc. or another national securities exchange or is publicly traded on an established securities market, the Fair Market Value of a Common Share shall be the closing price of the Common Shares on such exchange or in such market (if there is more than one such exchange or market, the Committee shall determine the appropriate exchange or market) on the determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Common Shares is reported for such trading day, on the next preceding day on which any sale shall have been reported; or (B) if the Common Shares are not listed on such an exchange, quoted on such system or traded on such a market, the Fair Market Value of a Common Share shall be the value of a Common Shares as determined by the Committee in good faith using any reasonable method in a manner consistent with Section 409A of the Code.
“Transactional Change in Control” means (A) a Change in Control (as defined in Section 4 hereof) described in clause (ii) of the definition thereof where the “person” or “group” has completed a tender offer for Common Shares and the Common Shares are no longer publicly traded on an established securities market, or (B) a Change in Control described in clause (iii) of the definition thereof where the Company is not the Surviving Corporation (as defined in the definition of Change in Control).
3.  RESTRICTIONS ON TRANSFER:  Except as otherwise permitted by the Committee, none of the Award AO LTIP Units granted hereunder nor any of the Class A Units into which such Award AO LTIP Units may be converted (the “Award Class A Units”) shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of, encumbered, whether voluntarily or by operation of law (each such action a “Transfer”), and the Redemption Right (as defined in the Partnership Agreement) may not be exercised with respect to the Award Class A Units, provided that, (a) at any time after the date that is at least two (2) years after the Grant Date, (i) Award AO LTIP Units may be Transferred to the Employee’s Family Members by gift or pursuant to domestic relations order in settlement of marital property rights; (ii) Award AO LTIP Units may be Transferred to an entity in which fifty percent (50%) of the voting interests are owned by Family Members (or the Employee) in exchange for an interest in such entity; and (iii) the Redemption Right may be exercised with respect to Award Class A Units issued upon conversion of Award AO LTIP Units in accordance with this Agreement and such Award Class A Units may be Transferred to the Partnership or the Company in connection with the exercise of the Redemption Right, in each case in accordance with and to the extent otherwise permitted by the terms of the Partnership Agreement and (b) at any time after the Grant Date, Award AO LTIP Units may be Transferred to a Grantor Trust. Any such transferee must agree in writing with the Company and the Partnership to be bound by all the terms and conditions of this Agreement and the Partnership Agreement and that subsequent transfers shall be prohibited except those in accordance with this Section 3 and all Transfers of Award AO LTIP Units must be in compliance with all applicable securities laws (including, without limitation, the Securities Act of 1933, as amended (the “Securities Act”)) and the applicable terms and conditions of the Partnership Agreement. In connection with any Transfer of Award AO LTIP Units, the Partnership may require the Employee to provide an opinion of counsel, satisfactory to the Partnership, that such Transfer is in compliance with all federal and state securities laws (including, without limitation, the Securities Act). Any attempted Transfer of Award AO LTIP Units not in accordance with the terms and conditions of this Section 3 shall be null and void, and the Partnership shall not reflect on its records any change in record ownership of any Award AO LTIP Units as a result of any such Transfer, shall otherwise refuse to recognize any such Transfer and shall not in any way give effect to any such Transfer of any Award AO LTIP Units. Except as provided expressly in this Section 3, this Agreement is personal to the Employee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.
For purposes of this Section 3, (i) “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which any one or more of these persons (or the Employee) have more than fifty percent (50%) of the beneficial interest, a foundation in which any one or more of these persons (or the Employee) control the management of assets, and any other entity in which one or more of these persons (or the Employee) own more than fifty percent (50%) of the voting interests and (ii) “Grantor Trust” means a revocable trust where the Employee is the only grantor and such trust is a grantor trust as defined under the Internal Revenue Code of 1986, as amended (the “Code”), and is treated as separate from the Employee for U.S. federal income tax purposes and therefore all income, gain or loss is reported by the Employee on the Employee’s personal income tax return.

4.  CONVERSION:  Subject to the satisfaction of the Performance Condition as provided in Section 2(c), from and after the date on which an Award AO LTIP Unit vests, as set forth on Schedule A, it shall be convertible into Class A Units in accordance with the terms of the Partnership Agreement. The “Mandatory Conversion Date” for the Award AO LTIP Units will be the earlier of: (i) the Termination Conversion Date (as set forth on Schedule A) and (ii) the Final Conversion Date (as set forth on Schedule A). As set forth in the Partnership Agreement, any Award AO LTIP Units that are “Vested AO LTIP Units” and have not been converted prior to the Mandatory Conversion Date will automatically be converted on such date so long as the Performance Condition has been satisfied as provided in Section 2(c). In addition, as set forth in the Partnership Agreement, the Company, as the general partner of the Partnership, may elect to convert the Award AO LTIP Units as provided in the Partnership Agreement.
Notwithstanding the foregoing or anything to the contrary set forth herein, upon (a) the occurrence of a Change in Control (as defined below) and (b) the termination of employment of the Employee with the Company (or its successor) or its affiliates within four months prior to, or within 24 months after, such Change in Control, either (i) by the Company (or its successor) without Cause (as defined below) or (ii) by the Employee for Good Reason (as defined below), then all unvested Award AO LTIP Units shall become Vested AO LTIP Units and be subject to conversion into Class A Units, subject to the satisfaction of the Performance Condition as provided in Section 2(c), as provided in the Partnership Agreement at the times and in the manner set forth herein and in the Partnership Agreement.
For purposes of this Agreement, a “Change in Control” of the Company means the occurrence of one of the following events:
(i) individuals who, on the date hereof, constitute the Board (the “Incumbent Trustees”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a trustee subsequent to the date hereof whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Trustees then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for trustee, without objection to such nomination) shall be an Incumbent Trustee; provided, however, that no individual initially elected or nominated as a trustee of the Company as a result of an actual or threatened election contest with respect to trustees or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Trustee; or
(ii) any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes, after the date hereof, a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that an event described in this paragraph (ii) shall not be deemed to be a Change in Control if any of following becomes such a beneficial owner:  (A) the Company or any majority-owned subsidiary of the Company (provided that this exclusion applies solely to the ownership levels of the Company or the majority-owned subsidiary), (B) any tax-qualified, broad-based employee benefit plan sponsored or maintained by the Company or any such majority-owned subsidiary, (C) any underwriter temporarily holding securities pursuant to an offering of such securities, (D) any person pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii)) or (E) (a) any of the partners (as of the date hereof) in Interstate Properties (“Interstate”) including immediate family members and family trusts or family-only partnerships and any charitable foundations of such partners (the “Interstate Partners”), (b) any entities the majority of the voting interests of which are beneficially owned by the Interstate Partners, or (c) any “group” (as described in Rule 13d-5(b)(1) under the Exchange Act) including the Interstate Partners (the persons in (a), (b) and (c) shall be individually and collectively referred to herein as, “Interstate Holders”); or
(iii) the consummation of a merger, consolidation, share exchange or similar form of transaction involving the Company or any of its subsidiaries, or the sale of all or substantially all of the Company’s assets (a “Business Transaction”), unless immediately following such Business Transaction (a) more than 50% of the total voting power of the entity resulting from such Business Transaction or the entity acquiring the Company’s assets in such Business Transaction (the “Surviving Corporation”) is beneficially owned, directly or indirectly, by the Interstate Holders or the Company’s shareholders immediately prior to any such Business Transaction, and (b) no person (other than the persons set forth in clauses (A), (B), (C), or (E) of paragraph (ii) above or any tax-qualified, broad-based employee benefit plan of the Surviving Corporation or its affiliates) beneficially owns, directly or indirectly, 30% or more of the total voting power of the Surviving Corporation (a “Non-Qualifying Transaction”); or
(iv) Board approval of a liquidation or dissolution of the Company, unless the voting common equity interests of an ongoing entity (other than a liquidating trust) are beneficially owned, directly or indirectly, by the Company’s shareholders in substantially the same proportions as such shareholders owned the Company Voting Securities immediately prior to such liquidation and such ongoing entity assumes all existing obligations of the Company to the Employee under this Agreement.
For the purposes of this Section 4 and Section 6, “Cause” will mean: with respect to the Employee, the Employee’s:  (i) conviction of, or plea of guilty or nolo contendre to, a felony pertaining or otherwise relating to his or her employment with the Company or an affiliate; (ii) willful misconduct that is materially economically injurious to the Company or any of its affiliates; or (iii) willful and continued failure to use reasonable business efforts to substantially perform his or her duties after demand for substantial performance is delivered by the Company to the Employee in writing that specifically identifies the manner in which the Employee has not used reasonable business efforts to attempt to substantially perform such duties, in each case as determined in the Company’s sole discretion.
For the purposes of this Section 4 and Section 6, “Good Reason” will mean: (i) the assignment to the Employee of duties materially and adversely inconsistent with the Employee’s status as of the Grant Date or a material and adverse alteration in the nature of the Employee’s duties, responsibilities or authority; (ii) a reduction in the Employee’s base salary; or (iii) a relocation of the Employee’s own office location to a location more than thirty (30) miles from its location as of the Grant Date; provided, however, that with respect to each of the foregoing, the Employee must (a) within ninety (90) days following its occurrence, deliver to the Company a written explanation specifying the specific basis for the Employee’s belief that the Employee is entitled to terminate the Employee’s employment for Good Reason, (b) give the Company an opportunity to cure any of the foregoing within thirty (30) days following delivery of such explanation and (c) provided Company has failed to cure any of the foregoing within such thirty (30) day cure period, terminate the Employee’s employment within thirty (30) days following expiration of such cure period.
5.  DISTRIBUTIONS:  The holder of the Award AO LTIP Units shall be entitled to receive distributions with respect to such Award AO LTIP Units to the extent provided for in the Partnership Agreement. The Distribution Measurement Date (as defined in the Partnership Agreement) with respect to the Award AO LTIP Units shall be the Grant Date. The AO LTIP Unit Sharing Percentage (as defined in the Partnership Agreement) with respect to the Award AO LTIP Units shall be 10%.
6.  TERMINATION OF EMPLOYMENT:  Any Award AO LTIP Units held by the Employee upon termination of employment shall be treated as follows:
(a)  If the Employee’s termination of employment is (i) due to death, Disability (as defined below) or Retirement (as defined below), or (ii) subject to Section 4, termination by the Company without Cause or by the Employee for Good Reason, then (A) if such termination occurs on or before the first anniversary of the Grant Date, then the Employee shall be treated for all purposes of this Agreement as if a pro rata portion of the Award AO LTIP Units became Vested AO LTIP Units on the date of such termination, with the number of such Vested AO LTIP Units to be equal to (x) one-half of the Award AO LTIP Units set forth on Schedule A plus (y) the product of (1) one-fourth of the number of Award AO LTIP Units set forth on Schedule A multiplied by (2) a fraction, the numerator of which is the number of days elapsed from, and including, the Grant Date and the denominator of which is 365, (B) if such termination occurs after the first anniversary of the Grant Date, but on or prior to the second anniversary of the Grant Date, then the Employee shall be treated for all purposes of this Agreement as if a pro rata portion of the Award AO LTIP Units became Vested AO LTIP Units on the date of such termination, with the number of such Vested AO LTIP Units to be equal to (x) three-quarters of the Award AO LTIP Units set forth on Schedule A plus (y) the product of (1) one-fourth of the number of Award AO LTIP Units set forth on Schedule A multiplied by (2) a fraction, the numerator of which is the number of days elapsed from, and including, the first anniversary of the Grant Date and the denominator of which is 365 and (C) if such termination occurs after the second anniversary of the Grant Date, then the Grantee shall be treated for all purposes of this Agreement as if all of the Award AO LTIP Units became Vested AO LTIP Units on the date of such termination and, subject in each case to satisfaction of the Performance Condition as provided in Section(2)(c), such Vested AO LTIP Units shall be entitled to conversion into Class A Units as provided in the Partnership Agreement until the Final Conversion Date by the Employee or his or her permitted transferee (or in the event of death his or her designated beneficiary, or, if none, the person(s) to whom such Employee’s rights under the Award are transferred by will or the laws of descent and distribution);
(b)  If the Employee’s termination of employment is (i) a termination by the Company for Cause or (ii) due to resignation by the Employee for any reason other than as provided in Section 6(a) above, all unvested Award AO LTIP Units shall terminate on the date of termination and all Vested AO LTIP Units as of the date of termination (subject to satisfaction of the Performance Condition as provided in Section 2(c)) shall be entitled to conversion into Class A Units as provided in the Partnership Agreement until the Mandatory Conversion Date;
(c) Notwithstanding the foregoing, in the event that the Employee is a party to a Service Agreement that contains provisions that expressly refer to Section 4 or this Section 6 and provides that those provisions of the Service Agreement shall instead govern the treatment of the Employee’s Award AO LTIP Units (to the extent in effect as of the date of termination) that would provide for stock options or AO LTIP Units awarded by the Company to the Employee to vest and/or remain exercisable or convertible through a date after the date on which the Employee ceases to be an employee of the Company or any of its subsidiaries that is later than the Termination Conversion Date provided on Schedule A, then the Termination Conversion Date shall be such later date (but in no event after the Final Conversion Date). An Employee’s status as an employee shall not be considered terminated in the case of a leave of absence agreed to in writing by the Company (including, but not limited to, military and sick leave); provided, that, such leave is for a period of not more than one year or re-employment upon expiration of such leave is guaranteed by contract or statute.
For purposes of this Section 6, “Disability” will mean: a disability which renders the Employee incapable of performing all of his or her material duties for a period of at least 180 consecutive or non-consecutive days during any consecutive twelve-month period.
For purposes of this Section 6, “Retirement” will mean: the Employee’s termination of his or her employment with the Company and its affiliates after attainment of age 75; provided that the Employee shall not be deemed to have terminated his or her employment if the Employee remains in the service of the Company as a member of the board of trustees of the Company or a consultant.
7.  CHANGES IN CAPITAL STRUCTURE:  If (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or shares of the Company, spin-off of a subsidiary, business unit or significant portion of its assets or other transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization, significant repurchases of stock, or other similar change in the capital stock of the Company or any other event that constitutes a change in stock under the terms of the Share Plan shall occur, (iii) any extraordinary dividend or other distribution to holders of Common Shares or Class A Units shall be declared and paid other than in the ordinary course, or (iv) any other event shall occur that in each case in the good faith judgment of the Committee necessitates action by way of appropriate equitable or proportionate adjustment in the terms of this Award, this Agreement or the Award AO LTIP Units to avoid distortion in the value of this Award, then the Committee shall take such action as it deems necessary to maintain the Employee’s rights hereunder so that they are substantially proportionate to the rights existing under this Award and the terms of the Award AO LTIP Units prior to such event, including, without limitation: (A) interpretations of or modifications to any defined term in this Agreement, including the AO LTIP Unit Participation Threshold and the Performance Condition; (B) adjustments in any calculations provided for in this Agreement, and (C) substitution of other awards under the Share Plan or otherwise. For example, in the event of an extraordinary dividend or other distribution to holders of Common Shares or Class A Units that is declared and paid other than in the ordinary course, it is anticipated that the Committee shall adjust the terms of this Award pursuant to this Section 7 in the manner set forth on Schedule B hereto.
8.  MISCELLANEOUS:
(a)Amendment. This Agreement may be amended or modified only with the consent of the Company and the Partnership acting through the Committee; provided that any such amendment or modification materially and adversely affecting the rights of the Employee hereunder must be consented to by the Employee to be effective as against the Employee. Notwithstanding the foregoing, this Agreement may be amended in writing signed only by the Company and the Partnership to correct any errors or ambiguities in this Agreement and/or to make such changes that do not materially adversely affect the Employee’s rights hereunder. This grant shall in no way affect the Employee’s participation or benefits under any other plan or benefit program maintained or provided by the Company or the Partnership.
(b)Incorporation of Share Plan; Committee Determinations. The provisions of the Share Plan are hereby incorporated by reference as if set forth herein. In the event of a conflict between this Agreement and the Share Plan, the Share Plan shall govern. The Committee will make the determinations and certifications required by this Award as promptly as reasonably practicable following the occurrence of the event or events necessitating such determinations or certifications.
(c)Payments by Award Recipients; Status as Partner. No amount shall be payable to the Company or the Partnership by the Employee at any time in respect of this Agreement. The Employee shall have no rights with respect to this Agreement (and the Award evidenced hereby) unless he or she shall have accepted this Agreement by (i) signing and delivering to the Partnership a copy of this Agreement and (ii) unless the Employee is already a Partner (as defined in the Partnership Agreement), signing, as a Limited Partner, and delivering to the Partnership a counterpart signature page to the Partnership Agreement (attached hereto as Exhibit A). Upon acceptance of this Agreement by the Employee, Exhibit A of the Partnership Agreement shall be updated to reflect the issuance to the Employee of the AO LTIP Units so accepted. Thereupon, the Employee shall have all the rights of a Limited Partner of the Partnership with respect to the number of AO LTIP Units specified on Schedule A hereto, as set forth in the Partnership Agreement, subject, however, to the restrictions and conditions specified herein. Award AO LTIP Units constitute and shall be treated for all purposes as the property of the Employee, subject to the terms of this Agreement and the Partnership Agreement.
(d)Status of Award AO LTIP Units under the Share Plan. This Award constitutes an award of OP Units by the Company under the Share Plan. The Award AO LTIP Units are interests in the Partnership. The number of Common Shares reserved for issuance under the Share Plan underlying outstanding Award AO LTIP Units will be determined by the Committee in light of all applicable circumstances, including calculations made or to be made hereunder, vesting, capital account allocations and/or balances under the Partnership Agreement, the conversion ratio in effect between AO LTIP Units and Class A Units and the conversion factor in effect with respect to the redemption of Class A Units by delivery of Common Shares. Upon any permitted exercise by a holder of the redemption right with respect to Award Class A Units, the Company will have the right at its option, as set forth in the Partnership Agreement, to issue Common Shares in exchange for Award Class A Units in accordance with the Partnership Agreement, subject to certain limitations set forth in the Partnership Agreement, and such Common Shares, if issued, will be issued under the Share Plan. The Employee must be eligible to receive the Award AO LTIP Units in compliance with applicable federal and state securities laws and to that effect is required to complete, execute and deliver certain covenants, representations and warranties (attached as Exhibit B). The Employee acknowledges that the Employee will have no right to approve or disapprove such determination by the Committee.
(e)Legend. The records of the Partnership evidencing the Award AO LTIP Units shall bear an appropriate legend, as determined by the Partnership in its sole discretion, to the effect that such Award AO LTIP Units are subject to restrictions as set forth herein, in the Share Plan, and in the Partnership Agreement.
(f)Compliance With Law. The Partnership and the Employee will make reasonable efforts to comply with all applicable securities laws. In addition, notwithstanding any provision of this Agreement to the contrary, no Award AO LTIP Units will become vested or be paid at a time that such vesting or payment would result in a violation of any such law.
(g)Investment Representations; Registration. The Employee hereby makes the covenants, representations and warranties set forth on Exhibit B attached hereto. All of such covenants, warranties and representations shall survive the execution and delivery of this Agreement by the Employee. The Partnership will have no obligation to register under the Securities Act any Award AO LTIP Units or any Award Class A Units or any other securities issued pursuant to this Agreement or upon conversion or redemption of Award AO LTIP Units or Award Class A Units. The Employee agrees that any sale of Award Class A Units or of Common Shares received upon the redemption of Award Class A Units shall not occur during the “blackout periods” forbidding sales of Company securities, as set forth in the then applicable Company employee manual or insider trading policy, unless the Employee is not in possesion of material non-public information regarding the Company and the Employee has not been employed by or otherwise affiliated with the Company for a period of six months preceding the date of such sale. In addition, any such sale shall only be made in compliance with the registration requirements of the Securities Act or an applicable exemption therefrom, including, without limitation, the exemption provided by Rule 144 promulgated thereunder (or any successor rule).
(h)Section 83(b) Election. In connection with the issuance of AO LTIP Units pursuant hereto the Employee hereby agrees to make an election to include in gross income in the year of transfer the applicable AO LTIP Units pursuant to Section 83(b) of the Code substantially in the form attached hereto as Exhibit C and to supply the necessary information in accordance with the regulations promulgated thereunder. The Employee agrees to file the election (or to permit the Partnership to file such election on the Employee’s behalf) within thirty (30) days after the award of the AO LTIP Units hereunder.
(i)Severability. If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not so held invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.
(j)Governing Law. This Agreement is made under, and will be construed in accordance with, the laws of State of New York, without giving effect to the principles of conflict of laws of such State.
(k)No Obligation to Continue Position as an Employee, Consultant or Advisor. Neither the Company nor any affiliate is obligated by or as a result of this Agreement to continue to have the Employee as an employee, consultant or advisor and this Agreement shall not interfere in any way with the right of the Company or any subsidiary to terminate the Employee’s employment with the Company and its subsidiaries at any time.
(l)Notices. Any notice to be given to the Company shall be addressed to the Secretary of the Company at 888 Seventh Avenue, New York, New York 10019 and any notice to be given the Employee shall be addressed to the Employee at the Employee’s address as it appears on the employment records of the Company, or at such other address as the Company or the Employee may hereafter designate in writing to the other.
(m)Withholding and Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Employee for income tax purposes or subject to the Federal Insurance Contributions Act withholding with respect to this Award, the Employee will pay to the Company or, if appropriate, any of its affiliates, or make arrangements satisfactory to the Committee regarding the payment of, any United States federal, state or local or foreign taxes of any kind required by law to be withheld with respect to such amount; provided, however, that if any Award AO LTIP Units or Class A Units into which Award AO LTIP Units have been converted are withheld (or returned), the number of Award AO LTIP Units or Award Class A Units so withheld (or returned) shall be limited to a number which has a fair market value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company and its affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Employee.

(n)Headings. The headings of paragraphs hereof are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.
(o)Counterparts. This Agreement may be executed in multiple counterparts with the same effect as if each of the signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.
(p)Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and any successors to the Company and the Partnership, on the one hand, and any successors to the Employee, on the other hand, by will or the laws of descent and distribution, but this Agreement shall not otherwise be assignable or otherwise subject to hypothecation by the Employee.
(q)Section 280G. In the event that the amount of any compensation, payment, benefit or distribution by the Company to or for the benefit of the Employee, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, calculated in a manner consistent with Section 280G of the Code, and the applicable regulations thereunder (the “Aggregate Payments”) (1) constitutes “parachute payments” within the meaning of Section 280G of the Code, and (2) but for this Section 8(q), would be subject to the excise tax imposed by Section 4999 of the Code, then such payments will be either (x) delivered in full, or (y) delivered as to such lesser extent that would result in no portion of such payments and benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income and employment taxes and the excise tax imposed by Section 4999 of the Code (and any equivalent state or local excise taxes), results in the receipt by the Employee on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such payments and benefits may be taxable under Section 4999 of the Code. In the event of any required reduction pursuant to this Section 8(q), then the Aggregate Payments shall be reduced in the following order, in each case, in reverse chronological order beginning with the Aggregate Payments that are to be paid the furthest in time from consummation of the transaction that is subject to Section 280G of the Code: (1) cash payments not subject to Section 409A of the Code; (2) cash payments subject to Section 409A of the Code; (3) equity-based payments and acceleration; and (4) non-cash forms of benefits; provided that in the case of all the foregoing Aggregate Payments all amounts or payments that are not subject to calculation under Treas. Reg. §1.280G-1, Q&A-24(b) or (c) shall be reduced before any amounts that are subject to calculation under Treas. Reg. §1.280G-1, Q&A-24(b) or (c). The calculations required under this Section 8(q) will be performed by a nationally-recognized accounting or consulting firm selected by the Company (the “Accountants”). The Company and the Employee agree to furnish to the Accountants such information and documents as the Accountants may reasonably request, the Accountants shall provide drafts of detailed supporting calculations to the Company and the Employee and will finalize such calculations after taking into consideration any discussions and feedback provided by the Employee or the Employee’s advisors. The Company will bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this provision.
(r)Clawback. All Award AO LTIP Units granted pursuant to this Award shall be subject to any clawback, recoupment or forfeiture provisions (i) required by law or regulation and applicable to the Company or any of its subsidiaries or affiliates as in effect from time to time or (ii) set forth in any policies adopted or maintained by the Company or any of its subsidiaries or affiliates as in effect from time to time.
(s)Section 409A. This Agreement shall be construed, administered and interpreted in accordance with a good faith interpretation of Section 409A of the Code. Any provision of this Agreement that is inconsistent with Section 409A of the Code, or that may result in penalties under Section 409A of the Code, shall be amended, with the reasonable cooperation of the Employee, the Company and the Partnership, to the extent necessary to exempt it from, or bring it into compliance with Section 409A of the Code.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this Award Agreement to be executed as of the day of         , 2023.

VORNADO REALTY TRUST

By:	_____________________________

VORNADO REALTY L.P.

By: Vornado Realty Trust, its general partner

By:	____________________________

EMPLOYEE

_______________________________
Name:

 SCHEDULE A TO AO LTIP UNIT AWARD AGREEMENT
 (Terms being defined are in quotation marks.)

Date of AO LTIP Unit Award Agreement:
Name of Employee:
Number of AO LTIP Units:
“AO LTIP Unit Participation Threshold”:	$16.87
“Grant Date”:	June 29, 2023
Distributions:
See Section 5; upon conversion of the AO LTIP Units into Class A Units, Employee will be entitled, without duplication, to a Special AO LTIP Unit Distribution relating to the total number of AO LTIP Units converted (treating units net settled as converted) equal to 10% of the per unit distributions (whether in cash or stock) received by holders of Class A Units during the period from the Grant Date to the date of such conversion

“Final Conversion Date”:	The tenth anniversary of the Grant Date
“Mandatory Conversion Date”:	See Section 4
“Performance Condition”:	See Section 2(c); for purposes of determining whether the Performance Condition has been satisfied with respect to an AO LTIP Unit, Threshold, Target and Maximum performance levels are set forth below, with the number of AO LTIP Units eligible for conversion subject to linear interpolation for performance between levels and no AO LTIP Units eligible for conversion for performance below Threshold:
Level
Common Share Price
Percentage of AO LTIP Units Eligible for Conversion

Threshold
$21.0875 (25% increase above AO LTIP Unit Participation Threshold)
33%

Target
$25.3050 (50% increase above AO LTIP Unit Participation Threshold)
67%

Maximum
$29.5225 (75% increase above AO LTIP Unit Participation Threshold)
100%

Vesting:
Subject to Sections 4 and 6, twenty percent (20%) of the AO LTIP Units will vest on the third anniversary of the Grant Date and the remaining eighty percent (80%) of the AO LTIP Units will vest on the fourth anniversary of the Grant Date

“Termination Conversion Date”:
The date following the applicable date of termination of employment that falls on the last day of the period set forth below:
Death (Section 6(a)(i)): Final Conversion Date
Disability (Section 6(a)(i)): Final Conversion Date
Retirement (Section 6(a)(i): Final Conversion Date
Qualifying Termination in connection with a Change of Control (Section 6(a)(ii)): Final Conversion Date
By the Company Without Cause or by the Employee for Good Reason (Section 6(a)(iii)): Final Conversion Date
By the Company for Cause (Section 6(b)(i)): 60 days
By the Employee other than as provided in Section 6(a): Final Conversion Date

Initials of Company representative:

Initials of Employee:

SCHEDULE B TO AO LTIP UNIT AWARD AGREEMENT
In the event of an extraordinary dividend or other distribution to holders of Common Shares or Class A Units that is declared and paid other than in the ordinary course, it is anticipated that the Committee shall adjust the terms of this Award pursuant to Section 7 by:
(i)Subtracting the amount of the dividend or distribution per share from the Fair Market Value of one Common Share on the day immediately prior to the ex-dividend date for such extraordinary dividend or other distribution (such Fair Market Value, the “Future Share Price”);
(ii)dividing the resulting differential by the Future Share Price and multiplying by 100 to obtain a percentage (the “Adjustment Factor”);
(iii)multiplying the AO LTIP Unit Participation Threshold (which will initially be the amount set forth on Schedule A) by the Adjustment Factor to obtain a new AO LTIP Unit Participation Threshold;
(iv)dividing the number of Award AO LTIP Units (which will initially be the amount set forth on Schedule A) by the Adjustment Factor to obtain a new number of AO LTIP Units to which this Award relates; and
(v)recalculating the Performance Condition to maintain the same percentage increases constituting Threshold, Target and Maximum performance relative to the AO LTIP Unit Participation Threshold following such adjustment as existed prior to the applicable ex-dividend date.
The methodology set forth above would result in the following adjustments being made to a hypothetical award of 1,000 AO LTIP Units issued with an initial AO LTIP Unit Participation Threshold of $15.00 and Threshold, Target and Maximum performance constituting increases in Common Share Price to $18.75, $22.50 and $26.25 (i.e., increases of 25%, 50% and 75%), respectively, above the original AO LTIP Unit Participation Threshold, assuming payment of a $3.00 special dividend when the Future Share Price is $18.50:
•First, the per share value of the $3.00 dividend is subtracted from the Future Stock Price of $18.50, resulting in a differential of $15.50.
•The resulting differential of $15.50 is then divided by the Future Stock Price of $18.50, with the resulting fraction multiplied by 100 to obtain an Adjustment Factor of 83.78%.
•Next, the original AO LTIP Unit Participation Threshold of $15.00 is multiplied by the Adjustment Factor of 83.78%, resulting in a new AO LTIP Unit Participation Threshold of $12.57.
•Next, the original 1,000 AO LTIP Units are divided by the Adjustment Factor of 83.78%, resulting in a new number of AO LTIP Units of 1,193 that are subject to this Award.
•Finally, the Performance Conditions are adjusted to maintain the original relationship to the AO LTIP Unit Participation Threshold, which in this case adjusts the Threshold, Target and Maximum performance hurdles to $15.71, $18.85 and $21.99, respectively.

EXHIBIT A
FORM OF LIMITED PARTNER SIGNATURE PAGE
The Employee, desiring to become one of the within named Limited Partners of Vornado Realty L.P., hereby accepts all of the terms and conditions of (including, without limitation, the Section 15.11 “Power of Attorney” thereof), and becomes a party to, the Second Amended and Restated Agreement of Limited Partnership, dated as of October 20, 1997, of Vornado Realty L.P., as amended (the “Partnership Agreement”). The Employee agrees that this signature page may be attached to any counterpart of the Partnership Agreement and further agrees as follows (where the term “Limited Partner” refers to the Employee):
1.The Limited Partner hereby confirms that it has reviewed the terms of the Partnership Agreement and affirms and agrees that it is bound by each of the terms and conditions of the Partnership Agreement, including, without limitation, the provisions thereof relating to limitations and restrictions on the transfer of Partnership Units (as defined in the Partnership Agreement).
2.The Limited Partner hereby confirms that it is acquiring the Partnership Units for its own account as principal, for investment and not with a view to resale or distribution, and that the Partnership Units may not be transferred or otherwise disposed of by the Limited Partner otherwise than in a transaction pursuant to a registration statement filed by the Partnership (which it has no obligation to file) or that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and all applicable state and foreign securities laws, and the General Partner (as defined in the Partnership Agreement) may refuse to transfer any Partnership Units as to which evidence of such registration or exemption from registration satisfactory to the General Partner is not provided to it, which evidence may include the requirement of a legal opinion regarding the exemption from such registration. If the General Partner delivers to the Limited Partner Common Shares of Beneficial Interest of the General Partner (“Common Shares”) upon redemption of any Partnership Units, the Common Shares will be acquired for the Limited Partner’s own account as principal, for investment and not with a view to resale or distribution, and the Common Shares may not be transferred or otherwise disposed of by the Limited Partner otherwise than in a transaction pursuant to a registration statement filed by the General Partner with respect to such Common Shares (which it has no obligation under the Partnership Agreement to file) or that is exempt from the registration requirements of the Securities Act and all applicable state and foreign securities laws, and the General Partner may refuse to transfer any Common Shares as to which evidence of such registration or exemption from such registration satisfactory to the General Partner is not provided to it, which evidence may include the requirement of a legal opinion regarding the exemption from such registration.
3.The Limited Partner hereby affirms that it has appointed the General Partner, any Liquidator (as defined in the Partnership Agreement) and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, in accordance with Section 15.11 of the Partnership Agreement, which section is hereby incorporated by reference. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the death, incompetency, dissolution, disability, incapacity, bankruptcy or termination of the Limited Partner and shall extend to the Limited Partner’s heirs, executors, administrators, legal representatives, successors and assigns.
4.The Limited Partner hereby confirms that, notwithstanding any provisions of the Partnership Agreement to the contrary, the Award LTIP Units shall not be redeemable by the Limited Partner pursuant to Section 8.6 of the Partnership Agreement.
5.(a)    The Limited Partner hereby irrevocably consents in advance to any amendment to the Partnership Agreement, as may be recommended by the General Partner, intended to avoid the Partnership being treated as a publicly-traded partnership within the meaning of Section 7704 of the Internal Revenue Code, including, without limitation, (x) any amendment to the provisions of Section 8.6 of the Partnership Agreement intended to increase the waiting period between the delivery of a Notice of Redemption (as defined in the Partnership Agreement) and the Specified Redemption Date (as defined in the Partnership Agreement) and/or the Valuation Date (as defined in the
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Partnership Agreement) to up to sixty (60) days or (y) any other amendment to the Partnership Agreement intended to make the redemption and transfer provisions, with respect to certain redemptions and transfers, more similar to the provisions described in Treasury Regulations Section 1.7704-1(f).
(b)    The Limited Partner hereby appoints the General Partner, any Liquidator and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, to execute and deliver any amendment referred to in the foregoing paragraph 5(a) on the Limited Partner’s behalf. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the death, incompetency, dissolution, disability, incapacity, bankruptcy or termination of the Limited Partner and shall extend to the Limited Partner’s heirs, executors, administrators, legal representatives, successors and assigns.
6.The Limited Partner agrees that it will not transfer any interest in the Partnership Units (x) through (i) a national, non-U.S., regional, local or other securities exchange, or (ii) an over-the-counter market (including an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise) or (y) to or through (a) a person, such as a broker or dealer, that makes a market in, or regularly quotes prices for, interests in the Partnership or (b) a person that regularly makes available to the public (including customers or subscribers) bid or offer quotes with respect to any interests in the Partnership and stands ready to effect transactions at the quoted prices for itself or on behalf of others.
7.The Limited Partner acknowledges that the General Partner shall be a third party beneficiary of the representations, covenants and agreements set forth in Sections 4 and 6 hereof. The Limited Partner agrees that it will transfer, whether by assignment or otherwise, Partnership Units only to the General Partner or to transferees that provide the Partnership and the General Partner with the representations and covenants set forth in Sections 4 and 6 hereof.
8.This Acceptance shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

Signature Line for Limited Partner:

Name: __________________________

Date: ________________________, 2023

Address of Limited Partner:

___________________________

___________________________

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EXHIBIT B
EMPLOYEE’S COVENANTS, REPRESENTATIONS AND WARRANTIES
The Employee hereby represents, warrants and covenants as follows:
(a)    The Employee has received and had an opportunity to review the following documents (the “Background Documents”):
(i)    The Company’s latest Annual Report to Stockholders;
(ii)    The Company’s Proxy Statement for its most recent Annual Meeting of Stockholders;
(iii)    The Company’s Report on Form 10-K for the fiscal year most recently ended;
(iv)    The Company’s Form 10-Q, if any, for the most recently ended quarter if one has been filed by the Company with the Securities and Exchange Commission since the filing of the Form 10-K described in clause (iii) above;
(v)    Each of the Company’s Current Report(s) on Form 8-K, if any, filed since the end of the fiscal year most recently ended for which a Form 10-K has been filed by the Company;
(vi)    The Partnership Agreement;
(vii)    The Share Plan; and
(viii)    The Company’s Declaration of Trust, as amended.
The Employee also acknowledges that any delivery of the Background Documents and other information relating to the Company and the Partnership prior to the determination by the Partnership of the suitability of the Employee as a holder of AO LTIP Units shall not constitute an offer of AO LTIP Units until such determination of suitability shall be made.
(b)    The Employee hereby represents and warrants that
(i)    The Employee either (A) is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), or (B) by reason of the business and financial experience of the Employee, together with the business and financial experience of those persons, if any, retained by the Employee to represent or advise him with respect to the grant to him of AO LTIP Units, the potential conversion of AO LTIP Units into Class A Units of the Partnership (“Common Units”) and the potential redemption of such Common Units for the Company’s Common Shares (“REIT Shares”), has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that the Employee (I) is capable of evaluating the merits and risks of an investment in the Partnership and potential investment in the Company and of making an informed investment decision, (II) is capable of protecting his own interest or has engaged representatives or advisors to assist him in protecting his interests, and (III) is capable of bearing the economic risk of such investment.
(ii)    The Employee, after due inquiry, hereby certifies that for purposes of Rule 506(d) and Rule 506(e) of the Securities Act, he is not subject to any felony or misdemeanor conviction related to any securities matter; any federal or state order, judgment, decree or injunction related to any securities, insurance, banking or U.S. Postal Service matter; any SEC disciplinary or cease and desist order; or any suspension, expulsion or bar related to a registered national securities exchange, national or affiliated securities association or member thereof, whether it occurred or was issued before, on or after September 23, 2013, and agrees that he will notify the Company immediately upon becoming aware that the foregoing is not, or is no longer, complete and accurate in every material respect, including as a result of events occurring after the date hereof.
(iii)    The Employee understands that (A) the Employee is responsible for consulting his own tax advisors with respect to the application of the U.S. federal income tax laws, and the tax laws of any state, local or other taxing jurisdiction to which the Employee is or by reason of the award of AO LTIP Units may become subject, to his particular situation; (B) the Employee has not received or relied upon business or tax advice from the Company, the

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Partnership or any of their respective employees, agents, consultants or advisors, in their capacity as such; (C) the Employee provides or will provide services to the Partnership on a regular basis and in such capacity has access to such information, and has such experience of and involvement in the business and operations of the Partnership, as the Employee believes to be necessary and appropriate to make an informed decision to accept this Award of AO LTIP Units; and (D) an investment in the Partnership and/or the Company involves substantial risks. The Employee has been given the opportunity to make a thorough investigation of matters relevant to the AO LTIP Units and has been furnished with, and has reviewed and understands, materials relating to the Partnership and the Company and their respective activities (including, but not limited to, the Background Documents). The Employee has been afforded the opportunity to obtain any additional information (including any exhibits to the Background Documents) deemed necessary by the Employee to verify the accuracy of information conveyed to the Employee. The Employee confirms that all documents, records, and books pertaining to his receipt of AO LTIP Units which were requested by the Employee have been made available or delivered to the Employee. The Employee has had an opportunity to ask questions of and receive answers from the Partnership and the Company, or from a person or persons acting on their behalf, concerning the terms and conditions of the AO LTIP Units. The Employee has relied upon, and is making its decision solely upon, the Background Documents and other written information provided to the Employee by the Partnership or the Company.
(iv)    The AO LTIP Units to be issued, the Common Units issuable upon conversion of the AO LTIP Units and any REIT Shares issued in connection with the redemption of any such Common Units will be acquired for the account of the Employee for investment only and not with a current view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, without prejudice, however, to the Employee’s right (subject to the terms of the AO LTIP Units, the Share Plan and this Agreement) at all times to sell or otherwise dispose of all or any part of his AO LTIP Units, Common Units or REIT Shares in compliance with the Securities Act, and applicable state securities laws, and subject, nevertheless, to the disposition of his assets being at all times within his control.
(v)    The Employee acknowledges that (A) neither the AO LTIP Units to be issued, nor the Common Units issuable upon conversion of the AO LTIP Units, have been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such AO LTIP Units or Common Units are represented by certificates, such certificates will bear a legend to such effect, (B) the reliance by the Partnership and the Company on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of the Employee contained herein, (C) such AO LTIP Units or Common Units, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (D) there is no public market for such AO LTIP Units and Common Units and (E) neither the Partnership nor the Company has any obligation or intention to register such AO LTIP Units or the Common Units issuable upon conversion of the AO LTIP Units under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws, except, that, upon the redemption of the Common Units for REIT Shares, the Company may issue such REIT Shares under the Share Plan and pursuant to a Registration Statement on Form S-8 under the Securities Act, to the extent that (I) the Employee is eligible to receive such REIT Shares under the Share Plan at the time of such issuance, (II) the Company has filed a Form S-8 Registration Statement with the Securities and Exchange Commission registering the issuance of such REIT Shares and (III) such Form S-8 is effective at the time of the issuance of such REIT Shares. The Employee hereby acknowledges that because of the restrictions on transfer or assignment of such AO LTIP Units acquired hereby and the Common Units issuable upon conversion of the AO LTIP Units which are set forth in the Partnership Agreement or this Agreement, the Employee may have to bear the economic risk of his ownership of the AO LTIP Units acquired hereby and the Common Units issuable upon conversion of the AO LTIP Units for an indefinite period of time.
(vi)    The Employee has determined that the AO LTIP Units are a suitable investment for the Employee.
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(vii)    No representations or warranties have been made to the Employee by the Partnership or the Company, or any officer, trustee, shareholder, agent, or affiliate of any of them, and the Employee has received no information relating to an investment in the Partnership or the AO LTIP Units except the information specified in paragraph (b) above.
(c)    So long as the Employee holds any AO LTIP Units, the Employee shall disclose to the Partnership in writing such information as may be reasonably requested with respect to ownership of AO LTIP Units as the Partnership may deem reasonably necessary to ascertain and to establish compliance with provisions of the Code, applicable to the Partnership or to comply with requirements of any other appropriate taxing authority.
(d)    The address set forth on the signature page of this Agreement is the address of the Employee’s principal residence, and the Employee has no present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which such residence is sited.
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